Exhibit 10.2

SEVENTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Seventh Modification to Loan and Security Agreement (this “Modification”) is entered into by and between INFOSONICS CORPORATION and INFOSONICS DE MEXICO S.A. DE C.V. (jointly and severally, individually and collectively “Borrower”) and COMERICA BANK (“Bank”) as of this 10th day of August 2005.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated August 20, 2002, which was subsequently modified pursuant to those certain modification agreements dated March 13, 2003, August 19, 2003, March 4, 2004, March 29, 2004, July 28, 2004 and August 5, 2005 (as modified, amended, supplemented, or revised from time to time, the “Agreement.”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.                                       Incorporation by Reference.  The Recitals and the documents referred to herein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Note or Agreement.

2.                                       Modification to the Agreement.  The Agreement is hereby modified as set forth below:

A.                                   Subsection 1.11 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“1.11 Credit Limit shall mean Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00).”

3.                                       Legal Effect.

a.                                       Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.  Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, securities agreements, mortgages, deeds of trust, environmental agreements and all other instruments, documents and agreements entered into in connection with the Agreement.

b.                                      Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c.                                       The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms thereof.

4.                                       Miscellaneous Provisions.

a.                                       This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

b.                                      This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

INFOSONICS CORPORATION

COMERICA BANK

By: /s/ Joseph Ram	By: /s/ Tomas Schmidt
Name: Joseph Ram	Name: Tomas Schmidt
Title: CEO	Title: Vice President – Western Division

INFOSONICS DE MEXICO S.A. DE C.V.

By: /s/ Joseph Ram
Name: Joseph Ram
Title: CEO